Exhibit 13
LOCK-UP AGREEMENT
March 2, 2011
Jefferies & Company, Inc.
J.P. Morgan Securities LLC
     As Representatives of the Several Underwriters
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
RE:	OPKO Health, Inc. (the “Company”)
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which Jefferies & Company, Inc. and J.P. Morgan Securities LLC will act as the representatives of the underwriters (the “Representatives”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to, without the prior written consent of each of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs and is publicly disclosed or otherwise becomes publicly known or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless each of the Representatives waives, in writing, such extension, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (a) the Shares are “actively traded securities” (as defined in Regulation M), (b) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended (the “Securities Act”) in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (c) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension); provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by the Representatives to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. For the purposes of this paragraph, “immediate family” shall mean the spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor. The restrictions set forth in this letter agreement shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that no sales shall be made pursuant to such trading plan during the Lock-up Period and there shall be no public disclosure or announcement made of such trading plan nor any filing made under the Exchange Act with respect thereto during the Lock-up Period.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. However, it is understood that, if (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, or (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of the obligations under this letter agreement.

Frost Gamma Investments Trust
Printed Name of Holder
By:	/s/ Phillip Frost, M.D.
Signature

Phillip Frost, M.D., Trustee
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

to proceed with the Offering, or (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of the obligations under this letter agreement.

The Frost Group, LLC
Printed Name of Holder
By:	/s/ Phillip Frost, M.D.
Signature

Phillip Frost, M.D.
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

to proceed with the Offering, or (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of the obligations under this letter agreement.

Phillip Frost, M.D.
Printed Name of Holder
By:	/s/ Phillip Frost, M.D.
Signature

Phillip Frost, M.D., Chairman;
Chief Executive Officer Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)